Exhibit 10-g

Trustmark Corporation
Deferred Compensation Plan
Master Plan Document

As Restated Effective December 31, 2007

TRUSTMARK CORPORATION
DEFERRED COMPENSATION PLAN
As Restated Effective December 31, 2007

Purpose

This Plan is an amendment and restatement of the Trustmark Corporation Deferred Compensation Plan (Effective January 1, 2002) (sometimes referred to as the 2002 Plan).  The purpose of this Plan is to provide specified benefits to Directors and a select group of management or highly compensated Employees who are selected fro participation in this Plan and contribute materially to the continued growth, development and future business success of Trustmark Corporation, a Mississippi corporation, and its subsidiaries, if any, that sponsor this Plan.  This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

The purpose of this restatement of the Plan is to comply with the written plan document requirements of Code Section 409A and related Treasury guidance and Regulations with respect to Account Balances which are subject to Code Section 409A, and this Plan as restated shall be operated and interpreted in accordance with this intention.  In order to transition to the requirements of Code Section 409A and related Treasury Regulations, the Committee may make available to Participants certain transition relief provided under Notice 2006-79, as described more fully in Appendix A of this Plan.

In addition, it is intended that the distribution and related provisions of the 2002 Plan shall continue to apply to Account Balances which are not subject to Code Section 409A (that is, balances attributable to the amounts which were earned and vested as of December 31, 2004, determined without regard to any material amendment after October 3, 2004).  For that purpose, an Appendix B has been added to this Plan; and that Appendix B generally contains the distribution and related provisions of the 2002 Plan which shall continue to govern all Account Balances which are not subject to Code Section 409A, while the terms and conditions of this Plan document (other than Appendix B) shall govern all Account Balances which are subject to Code Section 409A.

Thus, it is intended that the provisions of this Plan (exclusive of Appendix B) shall generally apply to Account Balances which are subject to Code Section 409A, that the terms and conditions of the 2002 Plan regarding distributions of Account Balances which are not subject to Code Section 409A shall continue to apply by their inclusion in Appendix B so that Account Balances which are not subject to Section Code 409A continue to be exempt from Code Section 409A, and that the balance of the administrative and other provisions of this Plan shall apply to Account Balances which are not subject to Code Section 409A, provided such application would not be considered a material modification of the 2002 Plan which would cause Account Balances which are not subject to Code Section 409A thereunder to become subject to Code Section 409A.

ARTICLE 1
Definitions

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1
“Account Balance” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the sum of the Participant’s Annual Accounts.  The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

If a Participant is both an Employee and a Director and participates in the Plan in each capacity, then separate Account Balances (and separate Annual Accounts, if applicable) shall be established for such Participant as a device for the measurement and determination of the (a) amounts deferred under the Plan that are attributable to the Participant’s status as an Employee, and (b) amounts deferred under the Plan that are attributable to the Participant’s status as a Director.

1.2
“Annual Account” shall mean, with respect to a Participant, an entry on the records of the Employer equal to (a) the sum of the Participant’s Annual Deferral Amount for any one Plan Year, plus (b) amounts credited or debited to such amounts pursuant to this Plan, less (c) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Annual Account for such Plan Year.  The Annual Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.3
“Annual Deferral Amount” shall mean that portion of a Participant's Base Salary, Bonus, Commissions and Director Fees that a Participant defers in accordance with Article 3 for any one Plan Year, without regard to whether such amounts are withheld and credited during such Plan Year.

1.4
“Annual Installment Method” shall mean the method used to determine the amount of each payment due to a Participant who has elected to receive a benefit over a period of years in accordance with the applicable provisions of the Plan.  The amount of each annual payment due to the Participant shall be calculated by multiplying the balance of the Participant’s benefit by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due to the Participant.  The amount of the first annual payment shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date, and the amount of each subsequent annual payment shall be calculated on or around each anniversary of such Benefit Distribution Date.  For purposes of this Plan, the right to receive a benefit payment in annual installments shall be treated as the entitlement to a single payment.

1.5
“Base Salary” shall mean the annual cash compensation relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, director fees and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income).  Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

1.6
“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 10, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.7
“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.8
“Benefit Distribution Date” shall mean the date upon which all or an objectively determinable portion of a Participant’s vested benefits will become eligible for distribution.  Except as otherwise provided in the Plan, a Participant’s Benefit Distribution Date shall be determined based on the earliest to occur of an event or scheduled date set forth in Articles 4 through 9, as applicable.

1.9	“Board” shall mean the board of directors of the Company.

1.10	“Bonus” shall mean any compensation, in addition to Base Salary and Commissions, earned by a Participant under any Employer's annual bonus and cash incentive plans.

1.11	“Change in Control” shall mean the first to occur of any of a Buyout, Merger, Dissolution, or Substantial Change in Ownership. The following terms have the following meanings for this purpose:

(a)	“Bank” shall mean Trustmark National Bank.

(b)
“Buyout” shall mean a transaction or series of related transactions by which the Company or Bank is sold, either through the sale of a Controlling Interest in the Company’s or Bank’s voting stock or through the sale of substantially all of the Company’s or Bank’s assets, to a party not having a Controlling Interest in the Company’s or Bank’s voting stock.

(c)	“Controlling Interest” shall mean ownership, either directly or indirectly, of more than 20% of the entity’s voting stock.

(d)	“Dissolution” shall mean the dissolution or liquidation of the Company or Bank.

(e)
“Merger” shall mean a transaction or a series of transactions wherein the Company or Bank is combined with another business entity, and after which the persons or entities who had owned, either directly or indirectly, a Controlling Interest in the Company’s or Bank’s voting stock own less than a Controlling Interest in the voting stock of the combined entity.

(f)
“Substantial Change in Ownership” shall mean a transaction or series of transactions in which a Controlling Interest in the Company or Bank is acquired by or for a person or business entity, either of which did not own, either directly or indirectly, a Controlling Interest in the Company or Bank.  The above shall not apply to stock purchased by any tax-qualified employee stock ownership plan or such type of benefit plan sponsored by the Company or any of its subsidiaries.

1.12	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.13	“Commissions” shall mean the cash commissions earned by a Participant during a Plan Year, as determined in accordance with Code Section 409A and related Treasury Regulations.

1.14	“Committee” shall mean the committee described in Article 13.

1.15	“Company” shall mean Trustmark Corporation, a Mississippi corporation, and any successor to all or substantially all of the Company’s assets or business.

1.16	“Director” shall mean any member of the board of directors of any Employer.

1.17	“Director Fees” shall mean the annual fees earned by a Director from any Employer, including retainer fees and meetings fees, as compensation for serving on the board of directors.

1.18
“Disability” or “Disabled” shall mean that a Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s Employer.  For purposes of this Plan, a Participant shall be deemed Disabled if determined to be totally disabled by the Social Security Administration.  A Participant shall also be deemed Disabled if determined to be disabled in accordance with the applicable disability insurance program of such Participant’s Employer, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this Section.

1.19
“Election Form” shall mean the form, which may be in electronic format, established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.20	“Employee” shall mean a person who is an employee of an Employer.

1.21	“Employer(s)” shall be defined as follows:

(a)
Except as otherwise provided in part (b) of this Section, the term “Employer” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

(b)	For the purpose of determining whether a Participant has experienced a Separation from Service, the term “Employer” shall mean:

(i)	The entity for which the Participant performs services and with respect to which the legally binding right to compensation deferred or contributed under this Plan arises; and

(ii)
All other entities with which the entity described above would be aggregated and treated as a single employer under Code Section 414(b) (controlled group of corporations) and Code Section 414(c) (a group of trades or businesses, whether or not incorporated, under common control), as applicable.  In order to identify the group of entities described in the preceding sentence, the Committee shall use an ownership threshold of 80% when applying, the applicable provisions of (A) Code Section 1563 for determining a controlled group of corporations under Code Section 414(b), and (B) Treas. Reg. §1.414(c)-2 for determining the trades or businesses that are under common control under Code Section 414(c).

1.22	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.23
“Participant” shall mean any Employee or Director (a) who is selected to participate in the Plan, (b) whose executed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, and (c) whose Plan Agreement has not terminated.

1.24
“Performance-Based Compensation” shall mean compensation the entitlement to or amount of which is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months, as determined by the Committee in accordance with Treas. Reg. §1.409A-1(e).  The outcome under the applicable pre-established organizational or individual performance criteria must be substantially uncertain at the time of establishment, and the criteria must be established no later than 90 days after the beginning of the period of service to which the incentive compensation and performance relate.

1.25
“Plan” shall mean the Trustmark Corporation Deferred Compensation Plan, which shall be evidenced by this instrument, as it may be amended from time to time, and by any other documents that together with this instrument define a Participant’s rights to amounts credited to his or her Account Balance.

1.26
“Plan Agreement” shall mean a written agreement in the form prescribed by or acceptable to the Committee that evidences a Participant’s agreement to the terms of the Plan and which may establish additional terms or conditions of Plan participation for a Participant.  Unless otherwise determined by the Committee, the most recent Plan Agreement accepted with respect to a Participant shall supersede any prior Plan Agreements for such Participant.  Plan Agreements may vary among Participants and may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan.

1.27	“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.28
“Retirement,” “Retire(s)” or “Retired” shall mean with respect to a Participant who is an Employee, a Separation from Service on or after the attainment of (a) age 65 or (b) age 50 with 5 Years of Service, and shall mean with respect to a Participant who is a Director, a Separation from Service on or after the attainment of age 65.  If a Participant is both an Employee and a Director and participates in the Plan in each capacity, (a) the determination of whether the Participant qualifies for Retirement as an Employee shall be made when the Participant experiences a Separation from Service as an Employee and such determination shall only apply to the applicable Account Balance established in accordance with Section 1.1 for amounts deferred under the Plan as an Employee, and (b) the determination of whether the Participant qualifies for Retirement as a Director shall be made at the time the Participant experiences a Separation from Service as a Director and such determination shall only apply to the applicable Account Balance established in accordance with Section 1.1 for amounts deferred under the Plan as a Director.

1.29
“Separation from Service” shall mean a termination of services provided by a Participant to his or her Employer, whether voluntarily or involuntarily, other than by reason of death or Disability, as determined by the Committee in accordance with Treas. Reg. §1.409A-1(h).  In determining whether a Participant has experienced a Separation from Service, the following provisions shall apply:

(a)
For a Participant who provides services to an Employer as an Employee, except as otherwise provided in part (c) of this Section, a Separation from Service shall occur when such Participant has experienced a termination of employment with such Employer.  A Participant shall be considered to have experienced a termination of employment when the facts and circumstances indicate that the Participant and his or her Employer reasonably anticipate that either (i) no further services will be performed for the Employer after a certain date, or (ii) that the level of bona fide services the Participant will perform for the Employer after such date (whether as an Employee or as an independent contractor) will permanently decrease to less than 50% of the average level of bona fide services performed by such Participant (whether as an Employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Employer if the Participant has been providing services to the Employer less than 36 months).

If a Participant is on military leave, sick leave, or other bona fide leave of absence, the employment relationship between the Participant and the Employer shall be treated as continuing intact, provided that the period of such leave does not exceed 6 months, or if longer, so long as the Participant retains a right to reemployment with the Employer under an applicable statute or by contract.  If the period of a military leave, sick leave, or other bona fide leave of absence exceeds 6 months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship shall be considered to be terminated for purposes of this Plan as of the first day immediately following the end of such 6-month period.  In applying the provisions of this paragraph, a leave of absence shall be considered a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer.

(b)
For a Participant who provides services to an Employer as an independent contractor, except as otherwise provided in part (c) of this Section, a Separation from Service shall occur upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for such Employer, provided that the expiration of such contract(s) is determined by the Committee to constitute a good-faith and complete termination of the contractual relationship between the Participant and such Employer.

(c)
For a Participant who provides services to an Employer as both an Employee and an independent contractor, a Separation from Service generally shall not occur until the Participant has ceased providing services for such Employer as both as an Employee and as an independent contractor, as determined in accordance with the provisions set forth in parts (a) and (b) of this Section, respectively.  Similarly, if a Participant either (i) ceases providing services for an Employer as an independent contractor and begins providing services for such Employer as an Employee, or (ii) ceases providing services for an Employer as an Employee and begins providing services for such Employer as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services for such Employer in both capacities, as determined in accordance with the applicable provisions set forth in parts (a) and (b) of this Section.

Notwithstanding the foregoing provisions in this part (c), if a Participant provides services for an Employer as both an Employee and as a Director, to the extent permitted by Treas. Reg. §1.409A-1(h)(5) the services provided by such Participant as a Director shall not be taken into account in determining whether the Participant has experienced a Separation from Service as an Employee, and the services provided by such Participant as an Employee shall not be taken into account in determining whether the Participant has experienced a Separation from Service as a Director.

1.30	“Trust” shall mean one or more trusts established by the Company in accordance with Article 16.

1.31
“Unforeseeable Emergency” shall mean a severe financial hardship of the Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary or the Participant’s dependent (as defined in Code Section 152 without regard to paragraphs (b)(1), (b)(2) and (d)(1)(b) thereof), (b) a loss of the Participant’s property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined by the Committee based on the relevant facts and circumstances.

1.32
“Years of Service” shall mean the total number of full years in which a Participant has been employed by one or more Employers.  For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee's date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date.  A partial year of employment shall not be treated as a Year of Service.

ARTICLE 2
Selection, Enrollment, Eligibility

2.1
Selection by Committee.  Participation in the Plan shall be limited to Directors and a select group of management or highly compensated Employees, as determined by the Committee in its sole discretion.  From that group, the Committee shall select, in its sole discretion, those individuals who may actually participate in this Plan.

2.2	Enrollment and Eligibility Requirements; Commencement of Participation.

(a)
As a condition to participation, each selected Director or Employee shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form by the deadline(s) established by the Committee in accordance with the applicable provisions of this Plan.  In addition, the Committee shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

(b)
Each selected Director or Employee who is eligible to participate in the Plan shall commence participation in the Plan on the date that the Committee determines that the Director or Employee has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period.

(c)
If a Director or an Employee fails to meet all requirements established by the Committee within the period required, that Director or Employee shall not be eligible to participate in the Plan during such Plan Year.

ARTICLE 3
Deferral Commitments/Vesting/Crediting/Taxes

3.1	Minimum and Maximum Deferral.

(a)
Annual Deferral Amount.  For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, subject to the limitations provided below, Base Salary, Bonus, Commissions and/or Director Fees up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
Base Salary	90%
Bonus	90%
Commissions	90%
Director Fees	100%

In addition, the Annual Deferral Amount must be for an anticipated combined minimum amount of $2,500 (assuming continued employment).  If an election is made for less than the stated anticipated combined minimum amount (as determined by the Committee), the election shall be void from the outset and the amount deferred shall be zero; otherwise the election shall be given effect even if the amount deferred actually is less than $2,500.

(b)
Short Plan Year.  Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, then to the extent required by Section 3.2 and Code Section 409A and related Treasury Regulations, the maximum amount of the Participant’s Base Salary, Bonus, Commissions or Director Fees that may be deferred by the Participant for the Plan Year shall be determined by applying the percentages set forth in Section 3.1(a) to the portion of such compensation attributable to services performed after the date that the Participant’s deferral election is made.

3.2	Timing of Deferral Elections; Effect of Election Form.

(a)
General Timing Rule for Deferral Elections.  Except as otherwise provided in this Section, in order for a Participant to make a valid election to defer Base Salary, Bonus, Commissions and/or Director Fees, the Participant must submit an Election Form on or before the deadline established by the Committee, which in no event shall be later than the December 31st preceding the Plan Year in which such compensation will be earned.

Any deferral election made in accordance with this part (a) of this Section shall be irrevocable; provided, however, that if the Committee permits or requires Participants to make a deferral election by the deadline described above for an amount that qualifies as Performance-Based Compensation, the Committee may permit a Participant to subsequently change his or her deferral election for such compensation by submitting a new Election Form in accordance with Section 3.2(d) below.

(b)
Timing of Deferral Elections for Newly Eligible Plan Participants.  A selected Director or Employee who first becomes eligible to participate in the Plan on or after the beginning of a Plan Year, as determined in accordance with Treas. Reg. §1.409A-2(a)(7)(ii) and the “plan aggregation” rules provided in Treas. Reg. §1.409A-1(c)(2), may be permitted to make an election to defer the portion of Base Salary, Bonus, Commissions and/or Director Fees attributable to services to be performed after such election, provided that the Participant submits an Election Form on or before the deadline established by the Committee, which in no event shall be later than 30 days after the Participant first becomes eligible to participate in the Plan.

If a deferral election made in accordance with this part (b) of this Section relates to compensation earned based upon a specified performance period, the amount eligible for deferral shall be equal to (i) the total amount of compensation for the performance period, multiplied by (ii) a fraction, the numerator of which is the number of days remaining in the service period after the Participant’s deferral election is made, and the denominator of which is the total number of days in the performance period.

Any deferral election made in accordance with this part (b) of this Section shall become irrevocable no later than the 30th day after the date the selected Director or Employee becomes eligible to participate in the Plan.

(c)
Timing of Deferral Elections for Fiscal Year Compensation.  In the event that the fiscal year of an Employer is different than the taxable year of a Participant, the Committee may determine that a deferral election may be made for “fiscal year compensation” (as defined below), by submitting an Election Form on or before the deadline established by the Committee, which in no event shall be later than the last day of the Employer’s fiscal year immediately preceding the fiscal year in which the services related to such compensation will begin to be performed.  For purposes of this Section, the term “fiscal year compensation” shall only include Bonus relating to a service period coextensive with one or more consecutive fiscal years of the Employer, of which no amount is paid or payable during the Employer’s fiscal year(s) that constitute the service period.

A deferral election made in accordance with this part (c) of this Section shall be irrevocable; provided, however, that if the Committee permits or requires Participants to make a deferral election by the deadline described in this part (c) of this Section for an amount that qualifies as Performance-Based Compensation, the Committee may permit a Participant to subsequently change his or her deferral election for such compensation by submitting a new Election Form in accordance with part (d) of Section 3.2 below.

(d)
Timing of Deferral Elections for Performance-Based Compensation. Subject to the limitations described below, the Committee may determine that an irrevocable deferral election for an amount that qualifies as Performance-Based Compensation may be made by submitting an Election Form on or before the deadline established by the Committee, which in no event shall be later than 6 months before the end of the performance period.

In order for a Participant to be eligible to make a deferral election for Performance-Based Compensation in accordance with the deadline established pursuant to this part (d) of this Section, the Participant must have performed services continuously from the later of (i) the beginning of the performance period for such compensation, or (ii) the date upon which the performance criteria for such compensation are established, through the date upon which the Participant makes the deferral election for such compensation.  In no event shall a deferral election submitted under this part (d) of this Section be permitted to apply to any amount of Performance-Based Compensation that has become readily ascertainable.

(e)
Timing Rule for Deferral of Compensation Subject to Risk of Forfeiture.  With respect to compensation (i) to which a Participant has a legally binding right to payment in a subsequent year, and (ii) that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 12 months from the date the Participant obtains the legally binding right, the Committee may determine that an irrevocable deferral election for such compensation may be made by timely delivering an Election Form to the Committee in accordance with its rules and procedures, no later than the 30th day after the Participant obtains the legally binding right to the compensation, provided that the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse, as determined in accordance with Treas. Reg. §1.409A-2(a)(5).

Any deferral election(s) made in accordance with this part (e) of this Section shall become irrevocable no later than the 30th day after the Participant obtains the legally binding right to the compensation subject to such deferral election(s).

3.3
Withholding and Crediting of Annual Deferral Amounts.  For each Plan Year, the Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Salary.  The Bonus, Commissions and/or Director Fee’s portion of the Annual Deferral Amount shall be withheld at the time the Bonus, Commissions or Director Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.  Annual Deferral Amounts shall be credited to the Participant’s Annual Account for such Plan Year at the time such amounts would otherwise have been paid to the Participant.

3.4
Vesting.  A Participant shall at all times be 100% vested in the portion of his or her Account Balance attributable to Annual Deferral Amounts, plus amounts credited or debited on such amounts pursuant to Section 3.5.

3.5
Crediting/Debiting of Account Balances.  In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

(a)
Measurement Funds.  A Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance.  As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund.  Each such action will take effect as of the first day of the first calendar quarter that begins at least 30 days after the day on which the Committee gives Participants advance written notice of such change.

(b)
Election of Measurement Funds.  A Participant, in connection with his or her initial deferral election in accordance with Section 3.2 above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.5(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance.  If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Committee, in its sole discretion.  A Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.  If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.  Notwithstanding the foregoing, the Committee, in its sole discretion, may impose limitations on the frequency with which one or more of the Measurement Funds elected in accordance with this part (b) of this Section may be added or deleted by such Participant; furthermore, the Committee, in its sole discretion, may impose limitations on the frequency with which the Participant may change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.

(c)
Proportionate Allocation.  In making any election described in part (b) of this Section above, the Participant shall specify on the Election Form, in increments of 1%, the percentage of his or her Account Balance or Measurement Fund, as applicable, to be allocated/reallocated.

(d)
Crediting or Debiting Method.  The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.

(e)
No Actual Investment.  Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund.  In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves.  Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.6	FICA and Other Taxes.

(a)
Annual Deferral Amounts.  For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary, Bonus and/or Commissions that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount.  If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section.

(b)
Distributions.  The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

3.7	Automatic Cancellation of Deferral Election upon Receipt of Hardship Withdrawal from a 401(k) Plan.

(a)
A Participant’s deferral elections under this Plan in effect at the time of a 401(k) hardship withdrawal shall be cancelled (rather than postponed or delayed) prospectively so that no further deferrals from his Base Salary, Bonus, Commissions and/or Director Fees shall be made during the 401(k) hardship withdrawal required cancellation period or with respect to the calendar year in which the 401(k) hardship withdrawal required cancellation period begins.  Such cancellation shall be effected in accordance with the requirements of Code Section 409A and, to the extent not inconsistent therewith, the provisions of this Section.

(b)
A Participant whose deferral elections under this Plan are cancelled pursuant to this Section may file a new deferral election in order to commence or recommence making deferrals under the Plan from his Base Salary, Bonus, Commissions and/or Director Fees at the later of (i) the first payroll period that commences after the end of the 401(k) hardship withdrawal required cancellation period or (ii) the Participant’s next election period under the Plan.  The new election shall be made in the same manner as other elections under the Plan, but no later than the last day required for filing the Participant’s next or any subsequent election on or following which the Participant’s deferrals from his compensation will commence or recommence, and shall apply only to Base Salary, Bonus, Commissions and/or Director Fees earned after the new election becomes effective as and to the extent required by Code Section 409A.

(c)	For purposes hereof, the following terms have the following meanings:

(i)
A “401(k) hardship withdrawal” is a hardship withdrawal from a 401(k) plan which requires a suspension of employee contributions and elective deferrals as a result of receipt of the hardship withdrawal in order to satisfy the regulations under Code Section 401(k).

(ii)
The “401(k) hardship withdrawal required cancellation period” means the 6 month period (or other stated period in the 401(k) plan) during which employee contributions and elective deferrals must be suspended as a result of receipt of a 401(k) hardship withdrawal in order to satisfy the regulations under Code Section 401(k).

(iii)
A “401(k) Plan” means a plan qualified under Code Section 401(a) that contains a cash or deferral arrangement described in Code Section 401(k) maintained by the Employer or any other business entity or other organization (whether or not incorporated) which during the relevant period is treated (but only for the portion of the period so treated and for the purpose and to the extent required to be so treated) as a single employer with the Employer or any affiliate under Code Section 414(b), (c), (m) or (o), as it may be amended from time to time, or any successor thereto.

3.8
Automatic Suspension of Deferral Right upon Receipt of Voluntary Withdrawal pursuant to the 2002 Plan.  Under Section 4.4 of the 2002 Plan (see Appendix B), a Participant (or, after a Participant’s death, his or her Beneficiary) may elect, at any time, to withdraw all of his or her vested Account Balance under the 2002 Plan, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the “Withdrawal Amount”).  Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall be suspended from making deferral elections for the Plan Year immediately following the Plan Year the distribution is made and for the first portion of the next Plan Year after such full Plan Year of suspension equal to the remainder of the Plan Year following the date the distribution is made.

ARTICLE 4
Short-Term Payout

4.1
Short-Term Payouts.  In connection with each election to defer an Annual Deferral Amount, a Participant may elect to receive all or a portion of such Annual Deferral Amount, plus amounts credited or debited on that amount pursuant to Section 3.5, in the form of a lump sum payment, calculated as of the close of business on or around the Benefit Distribution Date designated by the Participant in accordance with this Section (a “Short-Term Payout”).  The Benefit Distribution Date for the amount subject to a Short-Term Payout election shall be the first day of any Plan Year designated by the Participant, which may be no sooner than 2 Plan Years after the end of the Plan Year to which the Participant’s deferral election relates, unless otherwise provided on an Election Form approved by the Committee.

Subject to the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a 60 day period commencing immediately after the Benefit Distribution Date.  By way of example, if a Short-Term Payout is elected for Annual Deferral Amounts that are earned in the Plan Year commencing January 1, 2008, the earliest Benefit Distribution Date that may be designated by a Participant would be January 1, 2011, and the Short-Term Payout would be paid out during the 60 day period commencing immediately after such Benefit Distribution Date.

4.2
Postponing Short-Term Payouts.  With respect to each Short-Term Payout, a Participant may elect one time only to postpone a Short-Term Payout described in Section 4.1 above, and have such amount paid out during a 60 day period commencing immediately after an allowable alternative Benefit Distribution Date designated in accordance with this Section.  In order to make such an election, the Participant must submit an Election Form to the Committee in accordance with the following criteria:

(a)	The election of the new Benefit Distribution Date shall have no effect until at least 13 months after the date on which the election is made;

(b)
The new Benefit Distribution Date selected by the Participant for such Short-Term Payout must be the first day of a Plan Year that is no sooner than 5 years after the previously designated Benefit Distribution Date; and

(c)	The election must be made at least 13 months prior to the Participant's previously designated Benefit Distribution Date for such Short-Term Payout.

For purposes of applying the provisions of this Section, a Participant’s election to postpone a Short-Term Payout shall not be considered to be made until the date on which the election becomes irrevocable.  Such an election shall become irrevocable no later than the date that is 13 months prior to the Participant’s previously designated Benefit Distribution Date for such Short-Term Payout.

4.3
Other Benefits Take Precedence Over Short-Term Payouts.  Should an event occur prior to any Benefit Distribution Date designated for a Short-Term Payout that would trigger a benefit under Articles 5 through 9, as applicable, all amounts subject to a Short-Term Payout election shall be paid in accordance with the other applicable provisions of the Plan and not in accordance with this Article 4.

ARTICLE 5
Unforeseeable Emergencies

5.1	Unforeseeable Emergencies.

(a)
If a Participant experiences an Unforeseeable Emergency prior to the occurrence of a distribution event described in Articles 6 through 9, as applicable, the Participant may petition the Committee to receive a partial or full payout from the Plan.  The payout, if any, from the Plan shall not exceed the lesser of (i) the Participant's vested Account Balance, calculated as of the close of business on or around the Benefit Distribution Date for such payout, as determined by the Committee in accordance with provisions set forth below, or (ii) the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay Federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution.  A Participant shall not be eligible to receive a payout from the Plan to the extent that the Unforeseeable Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by cessation of deferrals under this Plan.

(b)
If the Committee, in its sole discretion, approves a Participant’s petition for payout from the Plan, the Participant’s Benefit Distribution Date for such payout shall be the date on which such Committee approval occurs and such payout shall be distributed to the Participant in a lump sum no later than 60 days after such Benefit Distribution Date.  In addition, in the event of such approval the Participant’s outstanding deferral elections under the Plan shall be cancelled.

ARTICLE 6
Retirement Benefit

6.1
Retirement Benefit.  If a Participant experiences a Separation from Service that qualifies as a Retirement, the Participant shall be eligible to receive his or her vested Account Balance in either a lump sum or annual installment payments, as elected by the Participant in accordance with Section 6.2 (the “Retirement Benefit”).  A Participant’s Retirement Benefit shall be calculated as of the close of business on or around the applicable Benefit Distribution Date for such benefit, which shall be (a) a date selected by the Committee in the immediately following January in the case Participants who experience a Separation from Service during the first half (January through June) of a calendar year or (b) a date selected by the Committee in the immediately following July in the case Participants who experience a Separation from Service during the second half (July through December) of a calendar year; provided, however, if a Participant changes the form of distribution for the Retirement Benefit in accordance with Section 6.2(b), the Benefit Distribution Date for the Retirement Benefit shall be determined in accordance with Section 6.2(b).

6.2	Payment of Retirement Benefit.

(a)	The Retirement Benefit shall be paid to the Participant during the calendar month which contains the Participant’s Benefit Distribution Date.

(b)
A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method between 2 and 20 years.  If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such Participant shall be deemed to have elected to receive the Retirement Benefit as a lump sum.

(c)	A Participant may change, twice but not more than twice, the form of payment for the Retirement Benefit by submitting an Election Form to the Committee in accordance with the following criteria:

(i)	The election shall not take effect until at least 13 months after the date on which the election is made;

(ii)	The new Benefit Distribution Date for the Participant’s Retirement Benefit shall be 5 years after the Benefit Distribution Date that would otherwise have been applicable to such benefit; and

(iii)	The election must be made at least 13 months prior to the Benefit Distribution Date that would otherwise have been applicable to the Participant’s Retirement Benefit.

For purposes of applying the provisions of this part (b) of this Section, a Participant’s election to change the form of payment for the Retirement Benefit shall not be considered to be made until the date on which the election becomes irrevocable.  Such an election shall become irrevocable no later than the date that is 13 months prior to the Benefit Distribution Date that would otherwise have been applicable to the Participant’s Retirement Benefit.  Subject to the requirements of this part (b) of this Section, the Election Form most recently accepted by the Committee that has become effective shall govern the form of payout of the Participant’s Retirement Benefit.

(d)
The lump sum payment shall be made, or installment payments shall commence during the calendar month which contains the Participant’s Benefit Distribution Date.  Remaining installments, if any, shall be paid during the calendar month which contains each anniversary of the Participant’s Benefit Distribution Date.

ARTICLE 7
Termination Benefit

7.1
Termination Benefit.  If a Participant experiences a Separation from Service that does not qualify as a Retirement, the Participant shall receive his or her vested Account Balance in either a lump sum or annual installment payments, as elected by the Participant in accordance with Section 6.2 (the “Termination Benefit”).  A Participant’s Termination Benefit shall be calculated as of the close of business on or around the applicable Benefit Distribution Date for such benefit, which shall be (a) a date selected by the Committee in the immediately following January in the case Participants who experience a Separation from Service during the first half (January through June) of a calendar year or (b) a date selected by the Committee in the immediately following July in the case Participants who experience a Separation from Service during the second half (July through December) of a calendar year.

7.2	Payment of Termination Benefit.

(a)	The Termination Benefit shall be paid to the Participant during the calendar month which contains the Participant’s Benefit Distribution Date.

(b)
A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Termination Benefit in a lump sum or pursuant to an Annual Installment Method over 3 years.  If a Participant does not make any election with respect to the payment of the Termination Benefit, then such Participant shall be deemed to have elected to receive the Termination Benefit as a lump sum.  Unless otherwise permitted by the Committee, the same payment election must be made for the Participant’s Termination Benefit, Disability Benefit and Death Benefit.

(c)	A Participant may not change the form of payment for the Termination Benefit.

ARTICLE 8
Disability Benefit

8.1
Disability Benefit. If a Participant becomes Disabled prior to the occurrence of a distribution event described in Articles 6 through 7, as applicable, the Participant shall receive his or her vested Account Balance in either a lump sum or annual installment payments, as elected by the Participant in accordance with Section 6.2 (the “Disability Benefit”).  A Participant’s Disability Benefit shall be calculated as of the close of business on or around the applicable Benefit Distribution Date for such benefit, which shall be (a) a date selected by the Committee in the immediately following July in the case Participants who become Disabled during the first half (January through June) of a calendar year or (b) a date selected by the Committee in the immediately following January in the case Participants who become Disabled during the second half (July through December) of a calendar year.

8.2	Payment of Disability Benefit.

(a)	The Disability Benefit shall be paid to the Participant during the calendar month which contains the Participant’s Benefit Distribution Date.

(b)
A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Disability Benefit in a lump sum or pursuant to an Annual Installment Method over 3 years.  If a Participant does not make any election with respect to the payment of the Disability Benefit, then such Participant shall be deemed to have elected to receive the Disability Benefit as a lump sum.  Unless otherwise permitted by the Committee, the same payment election must be made for the Participant’s Termination Benefit, Disability Benefit and Death Benefit.

(c)	A Participant may not change the form of payment for the Disability Benefit.

ARTICLE 9
Death Benefit

9.1
Death Benefit.  In the event of a Participant’s death prior to the complete distribution of his or her vested Account Balance, the Participant's Beneficiary(ies) shall receive the Participant's unpaid vested Account Balance in either a lump sum or annual installment payments, as elected by the Participant in accordance with Section 6.2 (the “Death Benefit”).  The Death Benefit shall be calculated as of the close of business on or around the applicable Benefit Distribution Date for such benefit, which shall be (a) a date selected by the Committee in the immediately following July in the case Participants who die during the first half (January through June) of a calendar year or (b) a date selected by the Committee in the immediately following January in the case Participants who die during the second half (July through December) of a calendar year or (c) if later, the date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death.

9.2           Payment of Death Benefit.

(a)	The Death Benefit shall be paid to the Participant’s Beneficiary(ies) during the calendar month which contains the Participant’s Benefit Distribution Date.

(b)
A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Death Benefit in a lump sum or pursuant to an Annual Installment Method over 3 years.  If a Participant does not make any election with respect to the payment of the Death Benefit, then such Participant shall be deemed to have elected to receive the Death Benefit as a lump sum.  Unless otherwise permitted by the Committee, the same payment election must be made for the Participant’s Termination Benefit, Disability Benefit and Death Benefit.

(c)	A Participant may not change the form of payment for the Death Benefit.

ARTICLE 10
Beneficiary Designation

10.1
Beneficiary.  Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant.  The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

10.2
Beneficiary Designation; Change; Spousal Consent.  A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent.  A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time.  If the Participant names someone other than his or her spouse as a Beneficiary, the Committee may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Committee, executed by such Participant's spouse and returned to the Committee.  Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled.  The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

10.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

10.4
No Beneficiary Designation.  If a Participant fails to designate a Beneficiary as provided in Sections 10.1, 10.2 and 10.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse.  If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

10.5
Doubt as to Beneficiary.  If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

10.6
Discharge of Obligations.  The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 11
Leave of Absence

11.1
Paid Leave of Absence.  If a Participant is authorized by the Participant's Employer to take a paid leave of absence from the employment of the Employer, and such leave of absence does not constitute a Separation from Service, (a) the Participant shall continue to be considered eligible for the benefits provided under the Plan, and (b) the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.2.

11.2
Unpaid Leave of Absence.  If a Participant is authorized by the Participant's Employer to take an unpaid leave of absence from the employment of the Employer for any reason, and such leave of absence does not constitute a Separation from Service, such Participant shall continue to be eligible for the benefits provided under the Plan.  During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections.  However, if the Participant returns to employment, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan, provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.2 above.

ARTICLE 12
Termination of Plan, Amendment or Modification

12.1
Termination of Plan.  Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future.  Accordingly, each Employer reserves the right to terminate the Plan with respect to all of its Participants.  In the event of a Plan termination no new deferral elections shall be permitted for the affected Participants.  However, after the Plan termination the Account Balances of such Participants shall continue to be credited with Annual Deferral Amounts attributable to a deferral election that was in effect prior to the Plan termination to the extent deemed necessary to comply with Code Section 409A and related Treasury Regulations, and additional amounts shall continue to credited or debited to such Participants’ Account Balances pursuant to Section 3.5.  The Measurement Funds available to Participants following the termination of the Plan shall be comparable in number and type to those Measurement Funds available to Participants in the Plan Year preceding the Plan Year in which the Plan termination is effective.  In addition, following a Plan termination, Participant Account Balances shall remain in the Plan and shall not be distributed until such amounts become eligible for distribution in accordance with the other applicable provisions of the Plan. Notwithstanding the preceding sentence, to the extent permitted by Treas. Reg. §1.409A-3(j)(4)(ix), the Employer may provide that upon termination of the Plan, all Account Balances of the Participants shall be distributed, subject to and in accordance with any rules established by such Employer deemed necessary to comply with the applicable requirements and limitations of Treas. Reg. §1.409A-3(j)(4)(ix).

12.2
Amendment.  Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer.  Notwithstanding the foregoing, (i) no amendment or modification shall be effective to decrease the value of a Participant's vested Account Balance in existence at the time the amendment or modification is made, and (ii) no amendment or modification of this Section or Section 13.2 of the Plan shall be effective.

12.3
Plan Agreement.  Despite the provisions of Sections 12.1, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

12.4
Effect of Payment.  The full payment of the Participant’s vested Account Balance in accordance with the applicable provisions of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan, and the Participant's Plan Agreement shall terminate.

ARTICLE 13
Administration

13.1
Committee Duties.  Except as otherwise provided in this Article 13, this Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint.  Members of the Committee may be Participants under this Plan.  The Committee shall also have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, and (b) decide or resolve any and all questions, including benefit entitlement determinations and interpretations of this Plan, as may arise in connection with the Plan.  Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself.  When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

13.2
Administration Upon Change In Control. Within 120 days following a Change in Control, the individuals who comprised the Committee immediately prior to the Change in Control (whether or not such individuals are members of the Committee following the Change in Control) may, by written consent of the majority of such individuals, appoint an independent third party administrator (the “Administrator”) to perform any or all of the Committee’s duties described in Section 13.1 above, including without limitation, the power to determine any questions arising in connection with the administration or interpretation of the Plan, and the power to make benefit entitlement determinations.  Upon and after the effective date of such appointment, (a) the Company must pay all reasonable administrative expenses and fees of the Administrator, and (b) the Administrator may only be terminated with the written consent of the majority of Participants with an Account Balance in the Plan as of the date of such proposed termination.

13.3
Agents. In the administration of this Plan, the Committee or the Administrator, as applicable, may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel.

13.4
Binding Effect of Decisions.  The decision or action of the Committee or Administrator, as applicable, with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

13.5
Indemnity of Committee.  All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

13.6
Employer Information.  To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the compensation of its Participants, the date and circumstances of the Separation from Service, Disability or death of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 14
Other Benefits and Agreements

14.1
Coordination with Other Benefits.  The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer.  The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 15
Claims Procedures

15.1
Presentation of Claim.  Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant.  All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.

15.2
Notification of Decision.  The Committee shall consider a Claimant's claim within a reasonable time, but no later than 90 days after receiving the claim.  If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 day period.  In no event shall such extension exceed a period of 90 days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.  The Committee shall notify the Claimant in writing:

(a)	that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

(b)
that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 15.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

15.3
Review of a Denied Claim.  On or before 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim.  The Claimant (or the Claimant's duly authorized representative):

(a)
may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

15.4
Decision on Review.  The Committee shall render its decision on review promptly, and no later than 60 days after the Committee receives the Claimant’s written request for a review of the denial of the claim.  If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60 day period.  In no event shall such extension exceed a period of 60 days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.  In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)
a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

15.5
Legal Action.  A Claimant's compliance with the foregoing provisions of this Article 15 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 16
Trust

16.1
Establishment of the Trust.  In order to provide assets from which to fulfill its obligations to the Participants and their Beneficiaries under the Plan, the Company may establish a trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan (the “Trust”).

16.2
Interrelationship of the Plan and the Trust.  The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan.  The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust.  Each Employer shall at all times remain liable to carry out its obligations under the Plan.

16.3
Distributions From the Trust.  Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

ARTICLE 17
Miscellaneous

17.1
Status of Plan.  The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1).  Except with respect to Account Balances not subject to Code Section 409A, the Plan shall be administered and interpreted (a) to the extent possible in a manner consistent with the intent described in the preceding sentence, and (b) in accordance with Code Section 409A and related Treasury guidance and Regulations.

17.2
Unsecured General Creditor.  Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer.  For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer.  An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

17.3
Employer's Liability.  An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant.  An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

17.4
Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

17.5
Not a Contract of Employment.  The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant.  Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement.  Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

17.6
Furnishing Information.  A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

17.7
Terms.  Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

17.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

17.9
Governing Law.  Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Mississippi without regard to its conflicts of laws principles.

17.10
Notice.  Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Trustmark Corporation
Attn:  Controller Department
P. O. Box 291
Jackson, MS  39205

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

17.11
Successors.  The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

17.12
Spouse's Interest.  The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

17.13
Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

17.14
Incompetent.  If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

17.15
Domestic Relations Orders.  If necessary to comply with a domestic relations order, as defined in Code Section 414(p)(1)(B), pursuant to which a court has determined that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan, the Committee shall have the right to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to such spouse or former spouse.

17.16
Distribution in the Event of Income Inclusion Under Code Section 409A.  If any portion of a Participant’s Account Balance under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to comply with the requirements of Code Section 409A and related Treasury Regulations, the Committee may determine that such Participant shall receive a distribution from the Plan in an amount equal to the lesser of (i) the portion of his or her Account Balance required to be included in income as a result of the failure of the Plan to comply with the requirements of Code Section 409A and related Treasury Regulations, or (ii) the unpaid vested Account Balance.

17.17
Deduction Limitation on Benefit Payments. If an Employer reasonably anticipates that the Employer’s deduction with respect to any distribution from this Plan would be limited or eliminated by application of Code Section 162(m), then to the extent permitted by Treas. Reg. §1.409A-2(b)(7)(i), payment shall be delayed as deemed necessary to ensure that the entire amount of any distribution from this Plan is deductible.  Any amounts for which distribution is delayed pursuant to this Section shall continue to be credited/debited with additional amounts in accordance with Section 3.5.  The delayed amounts (and any amounts credited thereon) shall be distributed to the Participant (or his or her Beneficiary in the event of the Participant’s death) at the earliest date the Employer reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m).  In the event that such date is determined to be after a Participant’s Separation from Service and the Participant to whom the payment relates is determined to be a Specified Employee, then to the extent deemed necessary to comply with Treas. Reg. §1.409A-3(i)(2), the delayed payment shall not made before the end of the six-month period following such Participant’s Separation from Service.

17.18
Insurance.  The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the trustee of the Trust may choose.  The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance.  The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

17.19
Legal Fees To Enforce Rights After Change in Control.  The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant’s Employer (which might then be composed of new members) or a shareholder of the Company or the Participant’s Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant’s Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant’s Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan.  In these circumstances, the purpose of the Plan could be frustrated.  Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant’s Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant’s Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant’s Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant’s Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant’s Employer or any successor thereto in any jurisdiction.

IN WITNESS WHEREOF, the Company has signed this Plan document as of ___________________, 2007.

“Company”
Trustmark Corporation, a Mississippi corporation

By:
Title:

APPENDIX A

Limited Transition Relief for Distribution Elections Made Available in Accordance with Notice 2006-79

The capitalized terms below shall have the same meaning as provided in Article 1 of the Plan.

Opportunity to Make New (or Revise Existing) Distribution Elections.  Notwithstanding the required deadline for the submission of an initial distribution election under Articles 4, 5, 6, 7, 8 or 9 of the Plan, the Committee may, to the extent permitted by Notice 2006-79, provide a limited period in which Participants may make new distribution elections, or revise existing distribution elections, with respect to amounts subject to the terms of the Plan, by submitting an Election Form on or before the deadline established by the Committee, which in no event shall be later than December 31, 2007.  Any distribution election(s) made by a Participant, and accepted by the Committee, in accordance with this Appendix A shall not be treated as a change in either the form or timing of a Participant’s benefit payment for purposes of Code Section 409A or the Plan.  If any distribution election submitted by a Participant in accordance with this Appendix A either (a) relates to an amount that would otherwise be paid to the Participant in 2007 or (b) would cause an amount to be paid to the Participant in 2007, such election shall not be effective.

APPENDIX B

Continuing Distribution Provisions from the 2002 Plan

The following provisions are excerpted from the 2002 Plan, shall be applied in administering the portion of the Plan that is not subject to Code Section 409A and shall apply to the exclusion of the other provisions of the Plan (that is, other than those in this Appendix) which do not expressly provide for their application to the 2002 Plan.

To the extent a Plan operational or administrative matter is not addressed in this Appendix, the provisions of the Plan (other than those in this Appendix) shall control where such application would not be considered to be a material modification of the 2002 Plan which would cause Account Balances which are not otherwise subject to Code Section 409A thereunder to become subject to Code Section 409A.

It is noted that Section 4.3 of this Appendix is modified to eliminate the right of a Participant to petition the Committee to suspend, and thereby effect a suspension of, any deferrals required to be made by a Participant under a distribution due to an Unforeseeable Financial Emergency, and Section 4.4 of this Appendix is modified to revise the period a Participant's participation in the Plan will be suspended in order to comply with Code Section 409A for deferrals that are subject to Section 409A.  The definitions in the following Article 1 below have been renumbered chronologically and other changes have also been made to other excerpted provisions.

ARTICLE 1
Definitions

For the purposes of the 2002 Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1
“Annual Deferral Amount” shall mean that portion of a Participant's Base Annual Salary, Annual Bonus and Directors Fees that a Participant defers in accordance with Article 3 for any one Plan Year.  In the event of a Participant's Retirement, Short-Term Disability (if deferrals cease in accordance with Section 8.1), Long-Term Disability, death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.2
“Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: the vested Account Balance of the Participant shall be calculated as of the close of business on or around the last business day of the year.  The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant.  By way of example, if the Participant elects a 10 year Annual Installment Method, the first payment shall is 1/10th of the vested Account Balance, calculated as described in this definition.  The following year, the payment shall be 1/9 of the vested Account Balance, calculated as described in this definition.  Each annual installment shall be paid no later than 60 days after the last business day of the applicable year.  Shares of Stock that shall be distributable from the Stock Option Gain Account shall be distributable in shares of actual Stock in the same manner previously described.  However, the Committee may, in its sole discretion, (i) adjust the annual installments in order to distribute whole shares of actual Stock and/or (ii) accelerate the distribution of such actual shares of Stock by payment of a lump sum.

1.3
“Deduction Limitation” shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan.  Except as otherwise provided, this limitation shall be applied to all distributions that are “subject to the Deduction Limitation” under this Plan.  If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan.  Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.5 below, even if such amount is being paid out in installments.  The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control.  Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

1.4	“Disability Benefit” shall mean the benefit set forth in Article 8.

1.5
“Long-Term Disability” shall mean a period of disability during which a Participant qualifies for permanent disability benefits under the Participant’s Employer’s long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee.  If the Participant’s Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Long-Term Disability shall be determined by the Committee in its sole discretion.

1.6	“Pre-Retirement Survivor Benefit” shall mean the benefit set forth in Article 6.

1.7
“Retirement”, “Retire(s)” or “Retired” shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or Long-Term Disability on or after the earlier of the attainment of (a) age 65 or (b) age 50 with 5 Years of Service; and shall mean with respect to a Director who is not an Employee, severance of his or her directorships with all Employers on or after the attainment of age 65.

1.8	“Retirement Benefit” shall mean the benefit set forth in Article 5.

1.9
“Short-Term Disability” shall mean a period of disability during which a Participant qualifies for short-term disability benefits under the Participant’s Employer’s short-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for short-term disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee.  If the Participant’s Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Short-Term Disability shall be determined by the Committee in its sole discretion.

1.10	“Short-Term Payout” shall mean the payout set forth in Section 4.1.

1.11	“Termination Benefit” shall mean the benefit set forth in Article 7.

1.12
“Termination of Employment” shall mean the severing of employment with all Employers, or service as a Director of all Employers, voluntarily or involuntarily, for any reason other than Retirement, Long-Term Disability, death or an authorized leave of absence.  If a Participant is both an Employee and a Director, a Termination of Employment shall occur only upon the termination of the last position held; provided, however, that such a Participant may elect, at least three years before Termination of Employment and in accordance with the policies and procedures established by the Committee, to be treated for purposes of this Plan as having experienced a Termination of Employment at the time he or she ceases employment with an Employer as an Employee.

1.13
“Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.14
“Years of Service” shall mean the total number of full years in which a Participant has been employed by one or more Employers.  For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee's date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date.  The Committee shall make a determination as to whether any partial year of employment shall be counted as a Year of Service.

ARTICLE 2
Selection, Enrollment, Eligibility

*  *  *  *  *

2.4
Termination of Participation and/or Deferrals.  If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes (for elections relating to period prior to January 1, 2005), (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant's then vested Account Balance as a Termination Benefit and terminate the Participant's participation in the Plan.

*  *  *  *  *

ARTICLE 4
Short-Term Payout; Unforeseeable Financial Emergencies;
Withdrawal Election

4.1
Short-Term Payout.  In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future “Short-Term Payout” from the Plan with respect to all or a portion of such Annual Deferral Amount.  Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the portion of the Annual Deferral Amount the Participant elected to have distributed as a Short-Term Payout plus amounts credited or debited in the manner provided in the Plan on that amount, determined at the time that the Short-Term Payout becomes payable.  Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a 60 day period commencing immediately after the first day of any Plan Year designated by the Participant.  The Plan Year designated by the Participant must be at least two Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred.  By way of example, if a two year Short-Term Payout is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2002, the two year Short-Term Payout would become payable during a 60 day period commencing January 1, 2005.  With respect to each Short-Term Payout, the Participant may change his or her election one time only to an allowable alternative payout date by submitting a new Election Form to the Committee, provided that (i) any such Election Form is submitted at least 13 months prior to the Participant's original distribution date, (ii) the new distribution date being selected is later than the original distribution date, and (iii) the Election Form is accepted by the Committee in its sole discretion.

4.2
Other Benefits Take Precedence Over Short-Term Payout.  Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.

4.3
Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies.  If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant (provided, however, that this clause (i) shall not be applicable after December 31, 2004) and/or (ii) receive a partial or full payout from the Plan.  The payout shall not exceed the lesser of the Participant's vested Account Balance, excluding the portion of the Account Balance attributable to the Stock Option Gain Account, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency.  If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval.  The payment of any amount under this Section shall not be subject to the Deduction Limitation.

4.4
Withdrawal Election.  A Participant (or, after a Participant’s death, his or her Beneficiary) may elect, at any time, to withdraw all of his or her vested Account Balance, excluding the portion of the Account Balance attributable to the Stock Option Gain Account, calculated as if there had occurred a Termination of Employment as of the day of the election, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the “Withdrawal Amount”).  This election can be made at any time, before or after Retirement, Long-Term Disability, Short-Term Disability, death or Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule.  No partial withdrawals of the Account Balance shall be allowed.  The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee.  The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within 60 days of his or her election.  Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall be suspended from making deferral elections for the Plan Year immediately following the Plan Year the distribution is made and for the first portion of the next Plan Year after such full Plan Year of suspension equal to the remainder of the Plan Year following the date the distribution is made.  The payment of this Withdrawal Amount shall not be subject to the Deduction Limitation.

  ARTICLE 5
Retirement Benefit

5.1	Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her vested Account Balance.

5.2
Payment of Retirement Benefit.  A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method for between 2 and 20 years.  At any time, either before a Participant has begun receiving Retirement Benefit payments or during the annual installment payment period, a Participant may elect to shorten or lengthen the Retirement Benefit payment period to any allowable alternative payout period by submitting a new Election Form to the Committee.  The Election Form must be accepted by the Committee in its sole discretion and shall be effective solely with respect to those payments that are due and payable at least 13 months from the date the Election Form is tendered to the Committee.  An allowable alternative payout period shall include a lump sum payment or annual installment payments; provided, however, in no event shall a Participant be allowed to select an annual installment payment period that exceeds 20 years, reduced by the number of annual installment payments already received by the Participant.  Upon the Committee’s acceptance of the new Election Form, the Participant’s remaining unpaid vested Account Balance shall be annuitized over the newly selected payout period.  The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit.  If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum.  The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day of the Plan Year in which the Participant Retires.  Any payment made shall be subject to the Deduction Limitation.

5.3
Death Prior to Completion of Retirement Benefit.  If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining vested Account Balance. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day of the Plan Year in which the Committee is provided with proof that is satisfactory to the Committee of the Participant's death.  Any payment made shall be subject to the Deduction Limitation.

ARTICLE 6
Pre-Retirement Survivor Benefit

6.1
Pre-Retirement Survivor Benefit.  Subject to the Deduction Limitation, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's vested Account Balance if the Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Long-Term Disability.

6.2
Payment of Pre-Retirement Survivor Benefit.  If the Participant was eligible for Retirement at the time of his or her death, the Pre-Retirement Survivor Benefit shall be paid to the Participant’s Beneficiary (a) over the number of years and in the same amounts as the Retirement Benefit would have been paid to the Participant had the Participant survived and Retired, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee.  If the Participant was not eligible for Retirement at the time of his or her death and the Participant’s vested Account Balance at the time of his or her death is $100,000 or less, the Pre-Retirement Survivor Benefit shall be paid in a lump sum.  If the Participant was not eligible for Retirement at the time of his or her death and the Participant’s vested Account Balance at such time is greater than $100,000, the Pre-Retirement Survivor Benefit shall be paid to the Participant's Beneficiary in the form selected by the Committee, in its sole discretion, which may be either (a) a lump sum or (b) an Annual Installment Method of 3 years.  The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day of the Plan Year in which the Committee is provided with proof that is satisfactory to the Committee of the Participant's death.  Any payment made shall be subject to the Deduction Limitation.

ARTICLE 7
Termination Benefit

7.1
Termination Benefit.  Subject to the Deduction Limitation, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's vested Account Balance if a Participant experiences a Termination of Employment prior to his or her Retirement, death or Long-Term Disability.

7.2
Payment of Termination Benefit.  If the Participant’s vested Account Balance at the time of his or her Termination of Employment is $100,000 or less, payment of his or her Termination Benefit shall be paid in a lump sum.  If his or her vested Account Balance at such time is greater than $100,000, the Committee, in its sole discretion, may cause the Termination Benefit to be paid (a) in a lump sum, or (b) pursuant to an Annual Installment Method of 3 years.  The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day of the Plan Year in which the Participant experiences the Termination of Employment.  Any payment made shall be subject to the Deduction Limitation.

7.3
Death Prior to Completion of Termination Benefit.  If a Participant dies after Termination of Employment but before the Termination Benefit is paid in full, the Participant's unpaid Termination Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining vested Account Balance. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day of the Plan Year in which the Committee is provided with proof that is satisfactory to the Committee of the Participant's death.  Any payment made shall be subject to the Deduction Limitation.

ARTICLE 8
Disability Waiver and Benefit

8.1	Disability.

(a)
Continued Deferral.  If a Participant is determined by the Committee to be both (i) suffering from a Short-Term Disability and (ii) receiving 100% of his or her Base Annual Salary during the period of such Short-Term Disability, then the Participant’s Annual Deferral Amount shall continue to be withheld during such period of Short-Term Disability in accordance with Section 3.2.

(b)
Waiver of Deferral.  If a Participant is determined by the Committee to be both (i) suffering from a Short-Term Disability and, (ii) receiving less than 100% of his or her Base Annual Salary during the period of such Short-Term Disability, then such Participant shall be excused from (a) fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Base Annual Salary, Annual Bonus and Directors Fees for the Plan Year during which the Participant first suffers a Short-Term Disability and (b) fulfilling any existing unexercised Eligible Stock Option commitments.  During the period of Short-Term Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be considered a Participant for all other purposes of this Plan.

(c)
Deferral Following Disability.  If a Participant (i) returns to employment with an Employer after a Short-Term Disability ceases, and (ii) payment of 100% of his or her Base Annual Salary recommences, the Participant may elect to defer an Annual Deferral Amount for the Plan Year in which both (i) and (ii) occur and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.2 above.

8.2
Disability Benefit.  A Participant suffering a Long-Term Disability shall be deemed to have experienced a Termination of Employment, or in the case of a Participant who is eligible to Retire, to have Retired, on the date on which such Participant is determined by the Committee to be suffering a Long-Term Disability.  The Participant shall receive a Disability Benefit equal to his or her vested Account Balance at the time of the Committee’s determination; provided, however, that should the Participant otherwise have been eligible to Retire, he or she shall be paid in accordance with Article 5.  If the Participant’s vested Account Balance at the time of the Committee’s determination is $100,000 or less, payment of the Disability Benefit will be made in a lump sum.  If the Participant’s vested Account Balance at the time of the Committee’s determination is greater than $100,000, the Committee, in its sole discretion, may cause the Disability Benefit to be paid in a lump sum or pursuant to an Annual Installment Method of 3 years.  The lump sum payment shall be made, or installment payments shall commence, within 60 days after the last day of the Plan Year in which the Committee determines that the Participant has suffered a Long-Term Disability.  Any payment made shall be subject to the Deduction Limitation.

8.3
Death Prior to Completion of Disability Benefit.  If a Participant dies after his or her Long-Term Disability but before the Disability Benefit is paid in full, the Participant's unpaid Disability Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining vested Account Balance. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day of the Plan Year in which the Committee is provided with proof that is satisfactory to the Committee of the Participant's death.  Any payment made shall be subject to the Deduction Limitation.

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ARTICLE 11
Termination, Amendment or Modification

11.1
Termination.  Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future.  Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees and Directors, by action of its board of directors.  Upon the termination of the Plan with respect to any Employer, the Plan Agreements of the affected Participants who are employed by that Employer, or in the service of that Employer as Directors, shall terminate and their vested Account Balances, determined (i) as if they had experienced a Termination of Employment on the date of Plan termination; or (ii) if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination.  Such benefits shall be paid to the Participants as follows: (i) prior to a Change in Control, if the Plan is terminated with respect to all of its Participants, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to an Annual Installment Method of up to 5 years, with amounts credited and debited during the installment period as provided herein; or (ii) prior to a Change in Control, if the Plan is terminated with respect to less than all of its Participants, an Employer shall be required to pay such benefits in a lump sum; or (iii) after a Change in Control, if the Plan is terminated with respect to some or all of its Participants, the Employer shall be required to pay such benefits in a lump sum within 60 days of termination of the Plan.  The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the vested Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

11.2
Amendment.  Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant's vested Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section 12.2 or Section 13.2 of the Plan shall be effective.  The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the vested Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

11.3
Plan Agreement.  Despite the provisions of Sections 12.1 and 12.2 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

11.4
Effect of Payment.  The full payment of the Participant’s vested Account Balance in accordance with the applicable provisions of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan, and the Participant's Plan Agreement shall terminate.

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ARTICLE 16
Miscellaneous

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16.15
Court Order.  The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party.  In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant’s benefits under the Plan to that spouse or former spouse.

16.16	Distribution in the Event of Taxation.

(a)
In General.  If, for any reason, all or any portion of a Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable.  Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid vested Account Balance under the Plan).  If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted.  Such a distribution shall affect and reduce the benefits to be paid under this Plan.

(b)
Trust.  If the Trust terminates in accordance with its terms and benefits are distributed from the Trust to a Participant in accordance therewith, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.